Filed pursuant to Rule 424(b)(5)

Registration No. 333-264700

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2022)

Up to $3,600,000

Up to 240,000 Units,

Each Unit Consisting of

One Share of 12% Cumulative Redeemable Perpetual Preferred Stock and

Two Warrants Each Exercisable to Purchase One Share of Common Stock

We are offering (this “Offering”) up to 240,000 Units directly to investors at an offering price of $15.00 per Unit, with each Unit consisting of (i) one share of our 12% Cumulative Redeemable Perpetual Preferred Stock, stated value $15.00 per share (“12% Preferred Stock”); and (ii) two warrants (“Warrants”), (x) one of which is exercisable to purchase one share of common stock at an exercise price of $6.00 (“Exercise Price 1”) per share (“Warrant 1”), and (y) one of which is exercisable to purchase one share of common stock at an exercise price of $12.00 (“Exercise Price 2”) per share (“Warrant 2” and Warrant 1, collectively “Warrants”). Warrant 1 will be exercisable on the first anniversary date of issuance and will expire on the date that is three (3) years from the date of issuance (“Warrant 1 Expiration Date”), and Warrant 2 will be exercisable on the first anniversary date of issuance and will expire on the date that is five (5) years from the date of issuance (“Warrant 2 Expiration Date”). The Units have no stand-alone rights and will not be certificated or issued as standalone securities. The Preferred Stock, Warrant 1 and Warrant 2 comprising the Units are immediately separable and will be issued separately in this Offering. The 12% Preferred Stock and the Warrants are each new issuances with no prior trading market.

Commencing on the date of issuance of shares of 12% Preferred Stock (as applicable, the “Issue Date”), dividends shall accrue on the 12% Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date, and shall be payable to the holders of the 12% Preferred Stock (the “12% Preferred Stockholders”) on a quarterly basis in arrears, on or after the 15th day after the end of each quarter (each, a “Dividend Payment Date”) as such holders appear on our stock records at the close of business on the last day of the preceding fiscal quarter, whether or not a business day. Dividends will be payable out of amounts legally available at a rate equal to 12% per annum per $15.00, the stated value per share. We will reserve an amount equal to the first two (2) years of dividend payments from the proceeds from this Offering (the “Dividend Reserve”) in a separate account (the “Dividend Payment Account”) maintained by the Company.

Commencing two (2) years from the Issue Date, we may redeem, at our option, the shares of 12% Preferred Stock, in whole or in part, at a cash redemption price equal to $15.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. The 12% Preferred Stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities. Holders of the 12% Preferred Stock will have no voting rights, except as set forth below in “Description of Securities We Are Offering – 12% Preferred Cumulative Redeemable Perpetual Preferred Stock: Voting Rights”.

As of May 25, 2023, the aggregate market value of our common stock held by non-affiliates of our public float was approximately $26,667,455 based on a total number of 9,070,563 shares of common stock outstanding, which were held by non-affiliates, at a price of $2.94 per share, the closing sales price of our common stock on March 27, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities, registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding $8,800,260 or one-third of the aggregate market value of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold securities in the amount of $3,597,584.27.

This Offering will commence on the date of this prospectus and will terminate on the earlier of (i) June 30, 2023, unless extended by us for an additional period of sixty (60) days, (ii) when all 240,000 Units are sold or (iii) when so determined by us in our sole discretion without notice to investors (“Termination Date”). We expect to have multiple closings of this Offering prior to the Termination Date. To subscribe for Units in this Offering, see “Plan of Distribution – Subscription Procedures”. We have not retained a placement agent, underwriter, or broker-dealer with respect to this Offering and are not paying any underwriting discounts or commissions (except we may pay a cash fee equal to up to 7% of the gross proceeds raised in this Offering from investors who are introduced to us by registered broker-dealers). There is no minimum number of securities or minimum aggregate proceeds for this Offering to close. Since there is no minimum amount required for this Offering, the actual offering amount and net proceeds to us may be less than the total amounts set forth below.

	Per Unit	Total(1)
Public offering price	$15.00	$3,600,000
Proceeds to be set aside in Dividend Payment Account	$3.60	$864,000
Proceeds to us, after introduction fees and expenses(2)	$11.40	$2,434,000

(1) Assumes we sell all 240,000 Units in this offering.

(2) Assumes we pay cash fees equal to up to 7% of the gross proceeds to be received from investors in this Offering who are introduced to us by registered broker-dealers ($252,000) and offering expenses of $50,000.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on Page S-7 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 26, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-264700) that we initially filed with the U.S. Securities and Exchange Commission (the “SEC”), on May 5, 2022, and was declared effective by the SEC on May 13, 2022. This prospectus supplement and the accompanying prospectus relate to the offering of our Units. Before you invest you should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference”. These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the offering of the Units, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the Units offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined consisting of this prospectus supplement and the accompanying prospectus. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward- looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated herein by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider (i) the matters discussed in the section titled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated by reference herein (as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in such periodic reports) and (ii) the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement before investing in our Units.

Corporate Overview

PetVivo Holdings, Inc. (the “Company”, “PetVivo”, “we” or “us”) is an emerging biomedical device company focused on the manufacturing, commercialization, and licensing of innovative medical devices and therapeutics for animals. The Company began commercialization of its lead product Spryng™ with OsteoCushion™ Technology, a veterinarian-administered, intra-articular injection for the management of lameness and other joint afflictions such as osteoarthritis in dogs and horses, in September 2021. The Company has a pipeline of additional products for the treatment of animals in various stages of development. A portfolio of nineteen patents protects the Company’s biomaterials, products, production processes, and methods of use.

The Company’s lead product, Spryng™ is derived from proprietary biomaterials that simulate a body’s cellular or acellular tissue by virtue of their reliance upon natural protein and carbohydrate compositions which incorporate such “tissue building blocks” as collagen, elastin, and heparin. Since these are naturally-occurring in the body, we believe they have an enhanced biocompatibility with living tissues differentiated from polymeric biomaterials such as those based upon alpha-hydroxy polymers (e.g. PLA, PLGA, and the like), polyacrylamides and other “synthetic” biomaterials that may lack the multiple “natural” proteins and carbohydrates incorporated into our biomaterials. These proprietary protein-based biomaterials appear to mimic the body’s tissue thus allowing integration and tissue repair in long-term implantation in certain applications.

The Company’s lead product, Spryng™ is a veterinary medical device designed to help reinforce and augment articular cartilage tissue for the management of lameness and other joint related afflictions, such as osteoarthritis, in companion animals. Spryng™ is an intra-articular injectable product of biocompatible and insoluble particles that are slippery, wet-permeable, durable, and resilient to enhance the force cushioning function of the synovial fluid and cartilage. The particles mimic natural cartilage in composition, structure, and hydration. Multiple joints can be treated simultaneously. Our particles are comprised of collagen, elastin, and heparin, similar components found in natural cartilage. These particles show an effectiveness to reinforce and augment the cartilage, which enhances the functionality of the joint (e.g. provides cushion or shock-absorbing features to the joint and joint lubricity).

Osteoarthritis, a common inflammatory joint disease in both dogs and horses, is a chronic, progressive, degenerative joint disease that is caused by a loss of synovial fluid and/or the deterioration of joint cartilage. Osteoarthritis affects approximately 14 million dogs and 1 million horses in the $11 billion companion animal veterinary care and product sales market.

Despite the market size, veterinary clinics and hospitals have very few treatments and/or drugs for use in treating osteoarthritis in dogs, horses, and other pets. As there is no cure for osteoarthritis, current solutions treat symptoms, but do not manage the cause. The current treatment for osteoarthritis in dogs generally consists of the use of nonsteroidal anti-inflammatory drugs (“NSAIDs”) which are approved to alleviate pain and inflammation but present the potential for side effects relating to gastrointestinal, kidney and liver damage and do not halt or slow joint degeneration. Other treatments for osteoarthritis include steroid and/or hyaluronic acid injections, which are used for treating pain, inflammation and/or joint lubrication, but can be slow acting and/or short lasting. The Company offers an alternative to traditional treatments that only address the symptoms of the affliction. Spryng™ with OsteoCushion™ technology addresses the affliction, loss of synovial fluid and/or the deterioration of joint cartilage, rather than treating just the symptoms and, to the best of our knowledge, has elicited minimal adverse side effects in dogs and horses. Spryng™-treated dogs and horses have shown an increase in activity even after they no longer are receiving pain medication or other treatments.

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We believe Spryng™ is an optimal solution to safely improve joint function in animals for several reasons:

●	Spryng™ addresses the underlying problems which relate to the deterioration of cartilage causing bones to contact each other and a lack of synovial fluid. Spryng™ provides a biocompatible lubricious cushion to the joint, which establishes a barrier between the bones, thereby protecting the remaining cartilage and bone.
●	Spryng™ is easily administered by veterinarians with the standard intra-articular injection technique and multiple joints can be treated simultaneously.
●	Case studies indicate many dogs and horses have long-lasting multi-month improvement in lameness after having been treated with Spryng™.
●	After receiving a Spryng™ injection, many dogs are able to discontinue the use of NSAID’s, eliminating the risk of negative side effects.
●	Spryng™ is an effective and economical solution for treating osteoarthritis. A single injection of Spryng™ is approximately $600 to $900 per joint and typically lasts for at least 12 months.

Historically, drug sales represent up to 30% of revenues at a typical veterinary practice (Veterinary Practice News). Revenues and margins at veterinary practices are being eroded because online, big-box, and traditional pharmacies have recently started filling veterinary prescriptions. We believe veterinary practices are looking for ways to replace lost prescription revenues with safe and effective products. Spryng™ is a veterinarian- administered medical device that will help veterinarians provide a new solution for treating dogs and horses which have lameness due to synovial joint issues, while expanding revenues and margins for their practices.

Spryng™ is classified as a veterinary medical device under the United States Food and Drug Administration (“FDA”) rules and pre-market approval is not required by the FDA. Spryng™ completed a safety and efficacy study in rabbits in 2007. Since that time, more than 1,000 horses and dogs have been treated with Spryng™. We entered into a clinical trial services agreement with Colorado State University on November 5, 2020. We expect this university clinical study to be completed in December 2023. Additionally, the Company successfully completed an equine tolerance study in March 2022 and began a canine clinical study with Ethos Veterinary Health in May 2022. We anticipate these and other studies that we plan to initiate will be primarily used to support our commercialization efforts and expand the use of Spryng™ in other applications.

We commenced sales of Spryng™ in the second quarter of fiscal 2022 and plan to increase our commercialization efforts of Spryng™ in the United States through our distribution relationship with MWI Veterinary Supply Co., a pre-eminent national distributor (“MWI”) and the use of sales representatives, clinical studies, and market awareness to educate and inform key opinion leaders on the benefits of Spryng™. We plan to support our commercialization efforts with the use of social media and other methods to educate and inform key opinion leaders and high prescriber veterinarians for companion animals of the availability and benefits of Spryng™.

Recent Developments

Nasdaq Notice

On February 17, 2023, we received written notice (“Notice”) from the Nasdaq Stock Market (“Nasdaq”) stating that the Company no longer complies with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because the Company’s stockholders’ equity, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022, has fallen below $2.5 million. The Notice also stated that the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. The Company submitted a plan of compliance to Nasdaq on April 3, 2023.

On May 2, 2023, Nasdaq informed us that it had granted the Company an extension of time until August 16, 2023, to meet the compliance requirements for this Rule.

Registered Direct Offerings

In January 2023, we sold an aggregate of 610,011 shares of our common stock to certain accredited and institutional investors at an offering price of $2.32 per share in a registered direct offering (“January RD Offering”). The Company received net proceeds from the January RD Offering of approximately $1.39 million after deducting offering expenses in the amount of $25,981.

In April 2023, we sold an aggregate of 793,585 shares of our common stock to certain accredited and institutional investors at an offering price of $2.75 per share in a registered direct offering (“April RD Offering”). The Company received net proceeds from the April RD Offering of approximately $2.09 million after deducting offering expenses in the amount of $25,000 and introduction fees in the amount of $$63,456 payable to a registered broker-dealer.

Corporate and Other Information

We were incorporated in March 2009 under Nevada law. Our executive offices and manufacturing facility are located in Edina, Minnesota and our telephone number is (952) 405-6216. We maintain a website at www.petvivo com. Information contained on our website does not constitute part of this prospectus supplement.

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THE OFFERING

Issuer	PetVivo Holdings, Inc. (the “Company” or “PetVivo”)

Securities Offered	Up to 240,000 Units, each consisting of:

(i) one share of 12% Cumulative Redeemable Perpetual Preferred Stock (“12% Preferred Stock”), having a stated value of $15.00; and
(ii) two Warrants, each exercisable to purchase one share of our common stock at a specified exercise price. See “The Offering – Warrants Offered with Units” below.

The shares of 12% Preferred Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately upon the Closing.

Shares of 12% Preferred Stock	Up to 240,000 shares of 12% Preferred Stock, offered as part of the Units.

Warrants Offered with Units	There are two Warrants offered per each Unit. Warrant 1 will be exercisable during the period commencing on the first anniversary date of their issuance and ending three (3) years from such date (“Warrant 1 Expiration Date”) at an exercise price of $6.00 per share of common stock (“Exercise Price 1”). Warrant 2 will be exercisable during the period commencing on the first anniversary date of their issuance and ending five (5) years from such date (“Warrant 2 Expiration Date”) at an exercise price of $12.00 per share of common stock (“Exercise Price 2”). There is no established public trading market for the Warrants, and we cannot assure you an active trading market will develop or be sustained, if at all. We are not registering the exercise of the Warrants and each holders must exercise the Warrants pursuant to an exemption from registration under the Securities Act.

Offering Price	$15.00 per Unit.

Dividends	Commencing on the Issue Date, dividends shall accrue on the 12% Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date, and shall be payable to the 12% Preferred Stockholders on a quarterly basis in arrears, on or after the 15th day after the end of each applicable calendar quarter (each, a “Dividend Payment Date”), as such 12% Preferred Stockholders appear on our stock records at the close of business on the last day of the preceding fiscal quarter, whether or not a business day. The terms of the 12% Preferred Stock further provide, among other things, that the dividends may be paid to the 12% Preferred Stockholders by check, wire transfer, or such other form of payment, including the type of currency (including but not limited to digital assets designed to work as a medium of exchange) agreed to by us and each 12% Preferred Stockholder.

A pro-rated initial dividend on the 12% Preferred Stock is currently intended to be paid on July 15, 2023.

Dividend Payment Account	At each closing of the Offering, an amount equal to the first two years of dividend payments (the “Dividend Reserve”), or $3.60 per share for the 12% Preferred Stock, will be retained from the proceeds in this Offering in a separate account (the “Divided Payment Account”) maintained by the Company. Subject to compliance with Nevada law and any other applicable requirements, the Company will make dividend distributions from the Dividend Payment Account to the holders of the 12% Preferred Stock on a quarterly basis for the next (2) years.

The Company will invest the proceeds of the Dividend Payment Fund in various capital preservation instruments, including short-term investment grade, interest-bearing securities, and money-market funds. Any investment income earned from the Dividend Payment Account will be remitted to the Company to use for working capital or general corporate purposes, provided that the Dividend Payment Account has sufficient funds to pay all dividends due to the holders of the 12% Preferred Stock during the two-year period after the close of the Offering.

Maturity, Sinking Fund, and Mandatory	The 12% Preferred Stock has no stated maturity and will not be subject to any sinking fund or other mandatory redemption.

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Optional Redemption	The 12% Preferred Stock is not redeemable by us prior to two years from the Issue Date of the 12% Preferred Stock. After the conclusion of this two-year period, we may, at our option, redeem the 12% Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $15.00 per share of 12% Preferred Stock, plus any accumulated and unpaid dividends, but not including the redemption date. See “Description of Securities We Are Offering – 12% Preferred Cumulative Redeemable Perpetual Preferred Stock: Redemption” for further details. If we redeem any 12% Preferred Stock, we will only do so by treating all investors equally.

Upon the occurrence of a Change of Control, we may, at our option, redeem the 12% Preferred Stock, in whole or in part, within 120 days after notice of such Change of Control, for cash at a redemption price equal to $15.00 per share of 12% Preferred Stock, plus any accumulated and unpaid dividends, but not including the redemption date.

A “Change of Control” is deemed to occur when any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions shall have acquired our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

Ranking	The 12% Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities on parity with all equity securities issued by us with terms specifically providing that those equity securities rank on parity with the 12% Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. See “Description of Securities We Are Offering – 12% Preferred Cumulative Redeemable Perpetual Preferred Stock: Ranking” for further information.

Limited Voting Rights	Holders of 12% Preferred Stock will have no voting rights except for the limited instance where the 12% Preferred Stock may vote. See the section entitled “Description of Securities We Are Offering – 12% Preferred Cumulative Redeemable Perpetual Preferred Stock: Voting Rights”.

Use of Proceeds	After escrowing proceeds equal to $3.60 per share of 12% Preferred Stock in the Dividend Payment Fund for the payment of the initial two years of dividends, the Company intends on using the net proceeds from this Offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Terms of the Offering	This Offering will commence on the date of this prospectus and will terminate on the earlier of (i) June 30, 2023, unless extended by us for an additional sixty (60) days, (ii) when all 240,000 Units are sold or (iii) when so determined by us in our sole discretion (“Termination Date”). We expect to have multiple closings of this Offering prior to the Termination Date. To subscribe for Units in this Offering, see “Plan of Distribution – Subscription Procedures”. We have not retained a placement agent, underwriter, or broker-dealer with respect to this Offering and are not paying any underwriting discounts or commissions (except we are paying a cash fee equal to up to 7% of the gross proceeds raised in this offering from investors who are introduced to us by registered broker-dealers). There is no minimum number of securities or minimum aggregate proceeds for this Offering to close.

Subscription Procedures	To subscribe for the Units in this Offering, you must: (i) fully complete, date and execute a Subscription Agreement; and (ii) deliver the subscription price via wire transfer of immediately available funds in accordance with the instructions set forth in the Subscription Agreement or other approved payment method payable to the Company.

Risk Factors	Please read the disclosure under the section entitled “Risk Factors” below for a discussion of some of the factors you should carefully consider before deciding to invest in our Units.

Trading Market	The 12% Preferred Stock and the Warrants are each new issuances with no prior trading markets, nor is any trading market expected to develop in the future for the 12% Preferred Stock or the Warrants.

Transfer Agent	Equity Stock Transfer, LLC will act as the registrar and transfer agent with respect to the 12%Preferred Stock, the Warrants, and the shares issuable upon any exercise of Warrants.

Certain U.S. Federal Income Tax Considerations	For a discussion of the federal income tax consequences of purchasing, owning, and disposing of the 12% Preferred Stock, please see “Certain U.S. Federal Income Tax Considerations”. You should consult your tax advisors with respect to the U.S. federal invoice tax consequences of owning the 12% Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign, or other taxing jurisdiction.

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RISK FACTORS

We are subject to various risks that may materially harm our business, prospects, financial condition, and results of operations. An investment in our shares is speculative and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the following risk factors, as well as the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2022, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, and as updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in our securities. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, business prospects, cash flow, results of operations, and financial condition. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

Risks Related to the Company

If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock and warrants are currently listed for trading on Nasdaq. On February 17, 2023, we received Notice from Nasdaq stating that the Company no longer complies with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing. Pursuant to this letter, we were required to submit a plan of compliance to Nasdaq on or before April 3, 2023, which requirement was met. On May 2, 2023, Nasdaq sent us a letter advising us that it has extended our compliance date until August 16, 2023. If we are unable to satisfy Nasdaq’s continued listing requirements, including, the minimum stockholders’ equity requirement of $2.5 million on or before August 16, 2023, our common stock and publicly traded warrants may be delisted from Nasdaq. Any delisting action would have a material adverse effect on our business.

Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this Offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-12 of this prospectus supplement for a description of our proposed use of proceeds from this Offering.

Risks Related to this Offering and Ownership of the 12% Preferred Stock and the Warrants

We will not be able to pay dividends on the 12% Preferred Stock unless we meet certain Nevada corporate law requirements relating to certain financial and solvency requirements relating to the payment of dividends.

Under Nevada corporate law, the Company cannot make any dividend distributions if, after giving it effect, either: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its (i) total liabilities plus (ii) the amount needed to satisfy any preferential rights of certain stockholders on dissolution immediately after the distribution. There can be no assurances that we will satisfy such requirements at any given time.

We cannot assure you that we will have sufficient cash to pay dividends on the 12% Preferred Stock

We cannot assure you that our business will generate sufficient cash flow from operations, raise additional capital and/or that future borrowings will be available to us in an amount sufficient to enable us to make dividend distributions on the 12% Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus, including the documents incorporated by reference herein, were to occur.

The 12% Preferred Stock ranks junior to all of our indebtedness and other liabilities

In the event of our bankruptcy, liquidation, dissolution, or winding-up of our affairs, our assets will be available to pay obligations on the 12% Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the 12% Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors. Also, the 12% Preferred Stock effectively ranks junior to all our existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the 12% Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the 12% Preferred Stock then outstanding. We may in the future incur debt and other obligations that will rank senior to the 12% Preferred Stock. Nevertheless, the two years of dividends on the 12% Preferred Stock, which total $3.60 per share of 12% Preferred Stock, that will be paid by the Company from the proceeds of the Offering into the Escrow Account, will not be the property of the Company but rather will be for the sole benefit of the 12% Preferred Stockholders, payable to them on a quarterly basis, if permitted under Nevada corporate law. As a result, these dividends will not, in the ordinary course, be accessible to third-party creditors of the Company.

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Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of the 12% Preferred Stock and may result in dilution to owners of the 12% Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future Offerings. The holders of the 12% Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the 12% Preferred Stock and will dilute the value of their holdings in us.

The Dividend Payment Account could be subject to the claims of creditors

The Company is establishing a Dividend Payment Account to hold the first two years of dividend payments for the holders of its 12% Preferred Stock. If the Company were to have insolvency issues and/or file for bankruptcy, the proceeds held in the Dividend Payment Account could be subject to the claims of creditors.

There is no established market for our 12% Preferred Stock, and no assurance that a market will develop and be sustained.

There is no established trading market for our 12% Preferred Stock and we do not know if a market will develop for the 12% Preferred Stock or, if it does, how active it will be or whether it will be sustained. The liquidity of the market for the 12% Preferred Stock, would depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the 12% Preferred Stock, the market for the 12% Preferred Stock, and the interest of securities dealers in making a market in these securities. Further, we cannot predict with certainty the extent of investor interest in the 12% Preferred Stock or how liquid that market will be. Without an active trading market, the liquidity of these securities will be limited.

We may issue additional shares of 12% Preferred Stock and additional series of preferred stock that rank on parity with the 12% Preferred Stock as to dividend rights, rights upon liquidation, and voting rights.

We are allowed to issue additional shares of 12% Preferred Stock and additional series of preferred stock that would rank on parity with the 12% Preferred Stock as to dividend payments and rights upon our liquidation, dissolution, or winding up of our affairs pursuant to our Amended Articles, without any vote of the holders of the 12% Preferred Stock. The issuance of additional shares of 12% Preferred Stock and additional series of preferred stock could have the effect of reducing the amounts available to the holders of 12% Preferred Stock upon our liquidation or dissolution or the winding up of our affairs.

Also, although holders of 12% Preferred Stock are entitled to limited voting rights, as described in this prospectus under “Description of Securities We Are Offering – 12% Preferred Cumulative Redeemable Perpetual Preferred Stock: Voting Rights”, with respect to the circumstances under which the holders of 12% Preferred Stock are entitled to vote, the 12% Preferred Stock votes separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of the holders of 12% Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote. Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the 12% Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

If we redeem the 12% Preferred Stock, investors will no longer be entitled to dividends.

On or after two years after the Issue Date of 12% Preferred Stock, we may, at our option, redeem the 12% Preferred Stock, in whole or in part, at any time or from time-to-time, based upon the payment of the stated value of $15.00 per share of 12% Preferred Stock plus accrued dividends. Also, upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 and nor more than 60 days’ written notice, redeem the 12% Preferred Stock, in whole or in part, within 120 days after the date of such written notice. We may have an incentive to redeem the 12% Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the 12% Preferred Stock. If we redeem the 12% Preferred Stock, then from and after the redemption date, dividends will cease to accrue on the shares of 12% Preferred Stock that have been redeemed, such shares of 12% Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

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If you purchase the Units, you will have no voting rights except for extremely limited voting rights for the 12% Preferred Stock.

The voting rights of a holder of 12% Preferred Stock are limited. Our shares of common stock are the only classes of our securities that carry full voting rights. The holders of 12% Preferred Stock have no voting rights except with respect to voting on amendments to our Amended Articles that materially and adversely affect the rights of the holders of 12% Preferred Stock. Other than the limited circumstances described in the prospectus and except to the extent required by law, holders of 12% Preferred Stock do not have any voting rights. See “Description of Securities We Are Offering – 12% Preferred Cumulative Redeemable Perpetual Preferred Stock: Voting Rights.”

The 12% Preferred Stock is not convertible into our common stock.

The 12% Preferred Stock is not convertible into our common stock and earns dividends at a fixed rate. Accordingly, while there is currently a market for our common stock, an increase in market price of our common stock will not necessarily result in an increase in the market price of our 12% Preferred Stock. The market value of the 12% Preferred Stock will depend more on dividend rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution, satisfy the liquidation preference with respect to the 12% Preferred Stock.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our securities.

Our Amended Articles authorize us to issue up to 20,000,000 shares of blank check preferred stock of which 240,000 shares of 12% Preferred Stock will be designed immediately prior to the first closing of this Offering. Any preferred stock that we issue in the future may rank ahead of our other securities in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of our common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our Company. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

Warrants to be issued in this Offering are speculative in nature and a liquid public market for our Warrants may not develop.

The Warrants to be issued in this Offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, one year after the Issue Date, holders of Warrants 1 and 2 may exercise their right to acquire the common stock and pay an estimated exercise price equal to $6.00 and $12.00 per share, respectively, prior to three and five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and a liquid public market for the Warrants may not develop. Without an active trading market, the liquidity of the Warrants will be limited.

We have not registered the shares of common stock issuable upon exercise of the Warrants under the Securities Act or any state securities laws.

We have not registered the shares of common stock issuable upon exercise of the Warrants under the Securities Act or any state securities laws at this time. The Warrants may only be exercised by holders if the exercise of the Warrant is exempt from registration under Section 4(2) or other applicable exemptions under the Securities Act. If the issuance of the shares upon exercise of the Warrants is not exempt from registration, the holder of such Warrant shall not be entitled to exercise such Warrant.

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The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

Warrants 1 and 2 being issued in connection with this Offering become exercisable on the one year anniversary date of issuance and will expire three and five years from the date of issuance, respectively. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

Provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or any other shares of capital stock. Except for the dividends payable to the holders of the 12% Preferred Stock described in this prospectus from the Dividend Payment Account on a quarterly basis, we currently intend to retain any future earnings and do not expect to pay any dividends on any other securities, including our common stock for the foreseeable future. Any future determination to declare cash dividends (other than on the 12% Preferred Stock) will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant. Nevada law may limit when we can pay dividends on our securities. Further, our continuing losses require us to use funds we receive in financings to meet our working capital needs. See “Description of Securities We Are Offering – 12% Preferred Cumulative Redeemable Perpetual Preferred Stock: Dividends”.

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CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of December 31, 2022, and on a pro forma, as adjusted basis, reflecting sale of all of the Units offered hereby and the use of proceeds, as described in the section entitled “Use of Proceeds.”

The pro forma information set forth in the table below is illustrative only.

●	on an actual basis;
●	on a proforma basis, reflecting the sale of 240,000 Units at $15.00 per Unit, assuming net proceeds of $2,434,000, after deducting estimated commissions of $252,000, offering expenses of approximately $50,000 and placing $864,000 in the Dividend Payment Fund.

	Actual	Pro Forma $3.6 Million*
Cash	$374,533	$2,808,533
Restricted cash	-	864,000
Total cash	374,533	3,672,533
Total Current Liabilities	1,564,582	1,564,582
Total Liabilities	1,784,145	1,784,145
Stockholders’ Equity:
12% Preferred Stock, $0.001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2022, 240,000 shares issued and outstanding, pro forma as adjusted	-	240
Common stock, par value $0.001 per share; 250,000,000 shares authorized; 10,106,525 shares issued and outstanding, as of December 31, 2022	10,106	10,106
Additional paid-in capital	70,289,100	73,588,860
Accumulated deficit	(69,515,056)	(69,515,056)
Total stockholder’s equity	784,150	4,082,150
Total liabilities and stockholder’s equity	$2,568,295	5,866,295

*USD $3.6 million will lead to issuance of 240,000 shares of 12% Preferred Stock (par value $0.001)

The above discussion and table are based on 10,106,525 shares of common stock outstanding as of December 31, 2022 and excludes, as of that date: (i) 3,634,817 shares of our common stock issuable upon the exercise of warrants with a weighted-average exercise price of $5.04 per share, (ii) 755,849 shares of common stock issuable upon the exercise of stock options with a weighted-average exercise price of $2.17 per share, (iii) 328,168 shares issuable upon the vesting of certain outstanding restricted stock units, and (iv) 1,673,074 shares of common stock available for future issuance the PetVivo Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Equity Incentive Plan”).

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USE OF PROCEEDS

If we sell all 240,000 Units in this Offering at a public offering price of $15 per Unit, we estimate that we will receive net proceeds of approximately $3,298,000 after deducting estimated (i) offering expenses of approximately $50,000, and (ii) introduction fees payable to registered broker-dealers of $252,000. Of such $3,298,000 of estimated net proceeds, $864,000 (24% of the gross proceeds if the Offering is fully subscribed) ($3.60) per Unit), will be placed in the Dividend Payment Account for the purpose of ensuring funds will be available to make dividend payments to the holders of the 12% Preferred Stock for a two-year period after the closing of the Offering and the remaining approximately $2,434,000 of net proceeds will be transferred to us. We intend to use such remaining net proceeds from this offering primarily to commercialize our lead product Spryng™ with OsteoCushion™ Technology, to finance clinical trials and to fund working capital and general corporate purposes.

Because there is no minimum Offering dollar amount or number of Units that must be sold in this Offering to effectuate the closing, the actual Offering amount, introduction fees, future dividend payments (after 2 years) and the remaining proceeds to us are not presently determinable and may be substantially less than the amount set forth above. We may sell fewer than 240,000 Units offered hereby, which may significantly reduce the amount of remaining net proceeds available to us. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us.

The expected use of the net proceeds from the Offering represents our intentions based on our current plans and business conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend on a number of factors, including the success of our commercialization efforts, cash generated from future operations, and actual expenses to operate our business. As a result, we cannot predict with any certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this Offering.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

The following description summarizes the most important terms of the Units, the 12% Preferred Stock, and the Warrants.

Each Unit offered hereby consists of (i) one share of 12% Preferred Stock, (ii) one Warrant, exercisable beginning on the first anniversary of the date of issuance and for a three-year period thereafter to purchase one additional share of common stock at an exercise price of $6.00 per share and (iii) one Warrant, exercisable beginning on the first anniversary of the date of issuance and for a five-year period to purchase one additional share of common stock at an exercise price of $12.00 per share, subject to adjustment as disclosed under “Description of Securities We Are Offering – Warrants” below. The Units will not be certificated, and the shares of 12% Preferred Stock and the Warrants offered as part of such Units are immediately separable and will be issued separately in this Offering.

Preferred Stock

We are currently authorized to designate and issue up to 20,000,000 shares of preferred stock, in one or more classes or series and, subject to the limitations prescribed by our Amended Articles and Nevada law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, dividend rates, voting rights, conversion rates, rights and terms of redemption, liquidation preferences and the number of shares constituting any class or series our board of directors may determine, without any vote or action by our stockholders. Immediately prior to the first closing of this Offering, we will file a Certificate of Designation, Preferences and Rights of the 12% Cumulative Redeemable Perpetual Preferred Stock (“Certificate of Designation”) to designate 240,000 shares of preferred stock as 12% Cumulative Redeemable Perpetual Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit A.

The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

12% Preferred Cumulative Redeemable Perpetual Preferred Stock

We are offering up to 240,000 shares of the 12% Preferred Stock. The 12% Preferred Stock offered hereby will be fully paid and non-assessable.

No Maturity, Sinking Fund or Mandatory Redemption

The 12% Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the 12% Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the 12% Preferred Stock.

Ranking

The 12% Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution, or winding up:

(1)	senior to all classes or series of our common stock, preferred stock, and to all other equity securities issued or to be by us, other than equity securities referred to in paragraphs (2) or (3) below;
(2)	on parity with all equity securities issued by us with terms specifically providing that those equity securities rank on parity with the 12% Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution, or winding up of the Company; and
(3)	effectively junior to all existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) of the Company and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries or future subsidiaries of the Company.

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Dividends

Holders of shares of 12% Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds of the Company’s legally available funds for the payment of dividends, cumulative cash dividends at the rate of 12% of the Stated Value of $15.00 per share of the 12% Preferred Stock per annum (equivalent to $1.80 per annum per share). Commencing on the Issue Date, dividends shall accrue on the 12% Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date and shall be payable on a quarterly basis in arrears on or after the 15th day after the end of each quarter (each, a “Dividend Payment Date”), to the 12% Preferred Stockholders of record (each, a “Dividend Record Date”), provided, that if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding business day. Dividends payable on the 12% Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.

No dividends on shares of 12% Preferred Stock shall be authorized by our Board or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment, or setting apart for payment thereof or provide that the authorization, payment, or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment, or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends on the 12% Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the 12% Preferred Stock.

Notwithstanding the foregoing, dividends on the 12% Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our Board. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the 12% Preferred Stock that may be in arrears, and holders of the 12% Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the 12% Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and any other series of preferred stock (if issued), including the 12% Preferred Stock, will be at the discretion of our Board and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements, and any other factors our Board deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our 12% Preferred Stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of 12% Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the 12% Preferred Stock as to the payment of dividends or upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the 12% Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the 12% Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the 12% Preferred Stock, all dividends declared on the 12% Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the 12% Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of 12% Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the 12% Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 12% Preferred Stock that may be in arrears.

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Dividend Payment Account

At each closing of the Offering, an amount equal to the first two years of dividend payments (the “Dividend Reserve”) or $3.60 per share for the 12% Preferred Stock, will be retained from the proceeds of this Offering in the Dividend Payment Account, which is maintained by the Company. Subject to compliance with Nevada law and any other applicable requirements, the Company will make dividend distributions from the Dividend Payment Account to the holders of the 12% Preferred Stock on a quarterly basis for the next two (2) years.

The Company will invest the proceeds of the Dividend Payment Fund in various capital preservation instruments, including short-term investment grade, interest bearing securities and money-market funds. Any investment income earned from the Dividend Payment Account will be remitted to the Company to use for working capital or general corporate purposes, provided that the Dividend Payment Account has sufficient funds to pay all dividends due to the holders of the 12% Preferred Stock during the two-year period after the close of the Offering.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of shares of 12% Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $15.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the 12% Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of 12% Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the 12% Preferred Stock in the distribution of assets, then the holders of the 12% Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of 12% Preferred Stock will be entitled to written notice of any such liquidation, dissolution, or winding up of no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of 12% Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust, or entity or of any other entity with or into us, or the sale, lease, transfer, or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The 12% Preferred Stock is not redeemable by us prior to the two-year anniversary of the Issuance Date of each respective share, except upon a Change of Control.

On and after the two year anniversary of the date of each issuance, we may, at our option and upon not less than 30 nor more than 60 days’ written notice, redeem the 12% Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $15.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date..

Upon the occurrence of a Change of Control, as defined below, whether before or after the two year anniversary of the date of the first issuance, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the 12% Preferred Stock, in whole or in part, within 120 days after notice of such Change of Control, for cash at a redemption price of $15.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

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A “Change of Control” is deemed to occur when any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions shall have acquired our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

Redemption Procedures

In the event we elect to redeem 12% Preferred Stock, the notice of redemption will be mailed to each holder of record of the 12% Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;
●	the number of shares of 12% Preferred Stock to be redeemed;
●	the redemption price of $15.00 per share plus any accrued but unpaid dividends;
●	the place or places where certificates (if any) for the 12% Preferred Stock are to be surrendered for payment of the redemption price;
●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the 12% Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of 12% Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of 12% Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of 12% Preferred Stock to be redeemed shall surrender the 12% Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of 12% Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of 12% Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of 12% Preferred Stock, those shares of 12% Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day, and no interest, additional dividends, or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding 12% Preferred Stock is to be redeemed, the 12% Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of the 12% Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding dividend payment date, in which case each holder of 12% Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the 12% Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of 12% Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of 12% Preferred Stock shall be redeemed unless all outstanding shares of 12% Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of 12% Preferred Stock (except by exchanging it for our capital stock ranking junior to the 12% Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of 12% Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of 12% Preferred Stock.

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Subject to applicable law, we may purchase shares of 12% Preferred Stock in the open market, by tender, or by private agreement. Any shares of 12% Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

No Conversion Rights

The 12% Preferred Stock is not convertible into the common stock of the Company.

Voting Rights

Holders of the 12% Preferred Stock do not have any voting rights, except as required by Nevada law. On each matter on which holders of 12% Preferred Stock are entitled to vote under Nevada law, each share of 12% Preferred Stock will be entitled to one vote.

No Conversion Rights

The 12% Preferred Stock is not convertible into our common stock of the Company.

No Preemptive Rights

The holders of the 12% Preferred Stock will not have any preemptive rights to purchase or subscribe to our common stock or any other security.

Record Holders

We and the transfer agent for the 12% Preferred Stock may deem and treat the record holder of any 12% Preferred Stock as the true and lawful owner thereof for all purposes, and neither we nor the transfer agent shall be affected by any notice to the contrary.

Anti-Dilution Rights

Our Amended Articles provides that if we effect a stock dividend, a stock split, or a reverse split of the 12% Preferred Stock, the dividend and redemption rates will be proportionately adjusted.

Warrants

Holders of each Warrant may purchase one share of our common stock at an exercise price of $6.00 or 12.00 per share, respectively, subject to adjustment as discussed below under “Description of Securities We Are Offering – Warrants: Exercise Price/Adjustment” and the terms set forth below.

Exercisability and Term

Warrant 1 is exercisable at a price of $6.00 per share beginning on the first anniversary after the Issue Date and at any time thereafter up to the date that is three years after the Issue Date. Warrant 2 is exercisable at a price of $12.00 per share beginning on the first anniversary of the Issue Date and at any time thereafter up to the date that is five years after the Issue Date. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of our stock transfer agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised.

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Exercise Price/Adjustment

The exercise price of Warrant 1 is $6.00 per share. The exercise price of Warrant 2 is $12.00 per share. The exercise price of the Warrants is subject to proportionate adjustment in the event of certain stock dividends and distributions, stock splits, reverse splits, reclassifications, or similar events affecting our common stock.

Fractional Shares

No fractional shares of our common stock will be issued upon exercise of the Warrants. If, upon exercise of any Warrant, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon exercise, round up to the number of shares of common stock to the next whole share.

Transferability

Subject to applicable laws, the Warrants may not be offered for sale, sold, transferred, or assigned without our consent.

Warrant Agent; Global Certificate

We expect that the Warrants will be issued in registered form under a warrant agent agreement between our Transfer Agent, who will serve as the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Rights as a Stockholder

The Warrant holders do not have the rights or privileges of holders of our common stock or any voting rights until their respective Warrants are exercised and shares of our common stock are issued upon such exercise. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters on which our stockholders are entitled to vote.

Governing Law

The Warrants and the warrant agent agreement are governed by Nevada law.

Trading Market

There is no public market for the Warrants, and none is expected to develop.

Transfer Agent and Registrar

Equity Stock Transfer, LLC will act as the registrar and transfer agent in respect of our 12% Preferred Stock and the Warrants. The principal business address of Equity Stock Transfer is 237 W. 37th Street, Suite 601, New York, NY 10018.

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PLAN OF DISTRIBUTION

The Offering

Pursuant to this prospectus supplement and accompanying prospectus, we are offering to sell up to 240,000 Units at a purchase price of $15.00 per Unit. We are offering the Units directly to investors pursuant to subscription agreements between the investors and us. There is no minimum number of Units or minimum aggregate proceeds for this Offering to close.

This Offering commenced on the date of this prospectus and will terminate on the earlier of (i) June 30, 2023, unless extended by us for an additional period of up to sixty (60) days, (ii) when all 240,000 Units are sold or (iii) when so determined by us in our sole discretion. We expect to have multiple closings of the Offering prior to the Termination Date. To subscribe for Units in this Offering, see “Plan of Distribution – Subscription Procedures” below.

We have not retained a placement agent, underwriter, or broker-dealer with respect to this Offering and are not paying any underwriting discounts or commissions (except we may pay a cash fee equal up to 7% of the gross proceeds raised in this Offering from investors who are introduced to us by registered broker-dealers. We may enter into written agreements with these registered broker-dealers who provide introductions to investors and pay an introduction fee of up to 7% of the gross proceeds received from the identified investors. These agreements will be non-exclusive, for a term of thirty (30) days and cancellable by either party upon five (5) days written notice. We may agree to indemnify the registered broker-dealers against certain liabilities relating to or arising out of their activities under our agreements with them, including liabilities under the Securities Act, and to contribute to payments that registered broker-dealer may be required to make in respect of such liabilities.

It is anticipated that the 12% Preferred Units and Warrants sold in this Offering will be issued in book-entry uncertificated form, unless the investor requests a certificate to be issued by Equity Stock Transfer, our transfer agent.

Excluding the introduction fees payable to the registered broker-dealers (if any), the expense of the offering payable by us are estimated to be approximately $50,000, which includes legal, printing, and various other fees

The Transfer Agent and Registrar for our 12% Preferred Stock and Warrants is Equity Stock Transfer. Equity Stock Transfer’s address is 237 W. 37th Street, Suite 601, New York, NY 10018, and its telephone number is (212) 575-5757.

Subscription Procedures

To subscribe for Units in this Offering, you must:

●	execute and deliver a Subscription Agreement; and

●

deliver the subscription price by wire transfer of immediately available funds to the Company payable in accordance with the instructions set forth in the Subscription Agreement or other payment method approved by the Company.

The Subscription Agreement requires you to disclose your name, address, social security or tax identification number, telephone number, email address, number of Units you are purchasing, and the aggregate subscription price you are paying for your Units.

Acceptance of Subscriptions

Upon our acceptance of a subscription amount and receipt by the Company of full and timely payment of cleared funds, we shall countersign and return your fully executed Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Once delivered, you have no right to a return of your subscription funds.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership, and disposition of the 12% Preferred Stock, which is part of the Unit offered by this prospectus. This discussion only applies to purchasers who purchase and hold the 12% Preferred Stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the 12% Preferred Stock in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the 12% Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the 12% Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the 12% Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the 12% Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the 12% Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the 12% Preferred Stock.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership, and disposition of the 12% Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of 12% Preferred Stock and you are for U.S. federal income tax purposes;

-	an individual citizen or resident of the United States;
-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
-	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
-	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to the 12% Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. We do not, however, currently have current or accumulated earnings and profits. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the 12% Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the 12% Preferred Stock, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Disposition of 12% Preferred Stock, Including Redemptions”.

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Under current law, dividends received by individual holders of the 12% Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual stockholders with respect to 12% Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the 12% Preferred Stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, or 12% Preferred Stock that is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the 12% Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual stockholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate stockholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate stockholders of the 12% Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the 12% Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the 12% Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the 12% Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the 12% Preferred Stock.

Constructive Distributions on 12% Preferred Stock. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the 12% Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Distributions in General”. The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the 12% Preferred Stock is uncertain.

We have the right to call the 12% Preferred Stock for redemption on or after two years (the “call option”), and have the option to redeem the 12% Preferred Stock upon any Change of Control (the “contingent call option”). The stated redemption price of the 12% Preferred Stock upon any redemption pursuant to our call option or contingent call option is equal to the liquidation preference of the 12% Preferred Stock (i.e., $15.00, plus accrued and unpaid dividends) and is payable in cash.

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If the redemption price of the 12% Preferred Stock exceeds the issue price of the 12% Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional 12% Preferred Stock. The redemption price for the 12% Preferred Stock should be the liquidation preference of the 12% Preferred Stock. Assuming that the issue price of the 12% Preferred Stock is determined under principles similar to the OID Rules, the issue price for the 12% Preferred Stock should be the initial Offering price to the public (excluding bond houses and brokers) at which a substantial amount of the 12% Preferred Stock is sold.

A redemption premium for the 12% Preferred Stock should not result in constructive distributions to U.S. holders of the 12% Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the 12% Preferred Stock should be considered de-minimis if such premium is less than .0025 of the 12% Preferred Stock liquidation value of U.S. dollars at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the 12% Preferred Stock is unclear, the remainder of this discussion assumes that the 12% Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the 12% Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Disposition of 12% Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the 12% Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the 12% Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the 12% Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the 12% Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such 12% Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the 12% Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the 12% Preferred Stock, which will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Distributions in General”. A payment made in redemption of 12% Preferred Stock may be treated as a dividend, rather than as payment in exchange for the 12% Preferred Stock, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;
●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;
●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or
●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the Company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the 12% Preferred Stock and the common stock that the U.S. Holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

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A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Distributions in General” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the 12% Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Securities We Are Offering – 12% Preferred Cumulative Redeemable Perpetual Preferred Stock: Voting Rights”. For purposes of the “redemption from non-corporate stockholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the 12% Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the 12% Preferred Stock will be treated as a dividend or a payment in exchange for the 12% Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Distributions in General” apply.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the 12% Preferred Stock and to certain payments of proceeds on the sale or other disposition of the 12% Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the 12% Preferred Stock and certain payments of proceeds on the sale or other disposition of the 12% Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Certain U.S. Federal Income Tax Considerations”, the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the 12% Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the 12% Preferred Stock and you are not a “U.S. holder.”

Distributions on the 12% Preferred Stock. If distributions are made with respect to the 12% Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the 12% Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as a gain from the disposition of the 12% Preferred Stock, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations – Non-U.S. Holders: Disposition of 12% Preferred Stock, Including Redemptions”. In addition, if we are a U.S. real property holding corporation, (i.e. a “USRPHC”), and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Certain U.S. Federal Income Tax Considerations – Non-U.S. Holders: Disposition of 12% Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

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Dividends paid to a Non-U.S. holder of the 12% Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the 12% Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the 12% Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the 12% Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of 12% Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the 12% Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);
●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or
●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897I of the Code, and,
●	such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the 12% Preferred Stock. This assumes that the 12% Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated

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U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the 12% Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the 12% Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the 12% Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and Non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the 12% Preferred Stock, a redemption of shares of the 12% Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such 12% Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the 12% Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the 12% Preferred Stock, which generally will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations – Non-U.S. Holders: Distributions on the 12% Preferred Stock”. A payment made in redemption of the 12% Preferred Stock may be treated as a dividend, rather than as payment in exchange for the 12% Preferred Stock, in the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of 12% Preferred Stock, Including Redemptions”. Each Non-U.S. holder of the 12% Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the 12% Preferred Stock will be treated as a dividend or as payment in exchange for the 12% Preferred Stock.

Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the 12% Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on 12% Preferred Stock paid on or after July 1, 2014 and the gross proceeds of a sale or other disposition of 12% Preferred Stock paid on or after January 1, 2019 to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership, and disposition of 12% Preferred Stock.

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LEGAL MATTERS

The validity of the Units, 12% Preferred Stock and Warrants offered by this prospectus supplement will be passed upon for us by Fox Rothschild LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of PetVivo Holdings, Inc. as of March 31, 2022 and 2021, and for the years then ended, have been incorporated by reference in this prospectus supplement in reliance upon the report of Assurance Dimensions Inc., an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.petvivo.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 which we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on June 24, 2022;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2022, September 30, 2022 and December 31, 2022, filed with the SEC on August 11, 2022, November 10, 2022, and February 9, 2023, respectively;

●	Our Current Reports on Form 8-K, filed with the SEC on May 9, 2022, June 7, 2022, June 24, 2022, June 29, 2022, August 1, 2022 (as amended by that Current Report on 8-K/A filed with the SEC on August 5, 2022), August 5, 2022, August 11, 2022, October 17, 2022, October 24, 2022, November 10, 2022, January 9, 2023, April (as amended by the Current Report on Form 8-K/A filed with the SEC on January 19, 2023), January 13, 2023, February 9, 2023, February 24, 2023, April 14, 2023, April 17, 2023 and April 18, 2023 (as amended by the Form 8-K/A filed with the SEC on April 25, 2023), respectively;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 5, 2021, and any amendment or report filed for the purpose of updating that description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

(952) 405-6216

Attn: John Dolan, Secretary

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies, or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

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EXHIBIT A

PETVIVO HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS

OF

12% CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Pursuant to Chapter 78 of

the Nevada Revised Statutes

PetVivo Holdings, Inc., a Nevada corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors as required by Chapter 78 of the Nevada Revised Statutes.

WHEREAS, the Articles of Incorporation, as amended (the “Amended Articles”), provide for a class of the Corporation’s authorized stock known as preferred stock, comprised of 20,000,000 shares, $0.001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series; and

WHEREAS, pursuant to this authority, the Board of Directors wishes to authorize a new series of Preferred Stock.

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation’s Amended Articles, the Board of Directors hereby authorizes an offering of the Corporation’s previously authorized Preferred Stock and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, and restrictions thereof as follows:

1. Designation and Amount. The shares of such series of Preferred Stock (the “Offering”) shall be designated as “12% Cumulative Redeemable Perpetual Preferred Stock” (the “12% Preferred Stock”) and the number of shares constituting such series shall be 240,000 shares, par value $0.001 per share.

2. No Maturity, Sinking Fund, Mandatory Redemption. The 12% Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the 12% Preferred Stock as provided in Section 6 hereof. The Corporation is not required to set aside funds to redeem the 12% Preferred Stock.

3. Ranking. The 12% Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up, (i) senior to all classes or series of the Corporation’s common stock and to all other equity securities issued by the Corporation other than equity securities referenced in clauses (ii) and (iii) of this Section 3, (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the 12% Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; and (iii) effectively junior to all of the Corporation’s existing and future indebtedness (including indebtedness convertible into the Corporation’s common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) the Corporation’s existing subsidiaries and any future subsidiaries.

4. Dividends.

(a) Holders of shares of the 12% Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends at the rate of 12% on the stated value of $15.00 per share of the 12% Preferred Stock per annum (equivalent to $1.80 per annum per share). Commencing on the date of issuance of the 12% Preferred Stock (as applicable, the “Issue Date”), dividends shall accrue on the 12% Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date, and shall be payable on a quarterly basis in arrears on or after the 15th day of each quarter (each, a “Dividend Payment Date”) to the holders of record of the 12% Preferred Stock as they appear on the stock records of the Corporation at the close of business on the last day of the preceding quarter, whether or not a Business Day (each, a “Dividend Record Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the 12% Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated, unless otherwise provided in the applicable securities offering and sale documents. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.

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(b) No dividends on shares of 12% Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, dividends on the 12% Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the 12% Preferred Stock which may be in arrears, and holders of the 12% Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a) hereof. Any dividend payment made on the 12% Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares of 12% Preferred Stock.

(d) Future distributions on the Corporation’s common stock and any other series of preferred stock (if issued), including the 12% Preferred Stock, will be at the discretion of the Board of Directors and will depend on, among other things, the Corporation’s results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements, applicable legal requirements and any other factors the Board of Directors deems relevant. Accordingly, the Corporation cannot guarantee that it will be able to make cash distributions on its 12% Preferred Stock or what the actual distributions will be for any future period.

(f) Unless full cumulative dividends on all shares of 12% Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment upon shares of common stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the 12% Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up. Nor shall any other distribution be declared or made upon shares of common stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the 12% Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up.

(g) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the 12% Preferred Stock and the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the 12% Preferred Stock, all dividends declared on the 12% Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the 12% Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of 12% Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the 12% Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 12% Preferred Stock that may be in arrears.

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5. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of 12% Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $15.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of the Corporation’s common stock or any other class or series of the Corporation’s capital stock that it may issue that ranks junior to the 12% Preferred Stock as to liquidation rights.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of 12% Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the 12% Preferred Stock in the distribution of assets, then the holders of the 12% Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Holders of 12% Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of 12% Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation (although such events may give rise to the special optional redemption described in Section 6 hereof).

6. Redemption.

(a) The 12% Preferred Stock is not redeemable by the Corporation prior to the two year anniversary of the Issue Date of each respective share, except upon a Change of Control.

(b) On and after the two year anniversary of the date of each issuance, the Corporation may, at its option and upon not less than 30 nor more than 60 days’ written notice, redeem the 12% Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $15.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

(c) Upon the occurrence of a Change of Control as defined in Section 6(d) hereof, whether before or after the two year anniversary of the date of the first issuance, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the 12% Preferred Stock, in whole or in part, within 120 days after notice of such Change of Control, for cash at a redemption price of $15.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

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(d) A “Change of Control” is deemed to occur when any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions shall have acquired the Corporation’s stock entitling that person to exercise more than 50% of the total voting power of all the Corporation’s stock entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

(e) In the event the Corporation elects to redeem 12% Preferred Stock, the notice of redemption will be mailed to each holder of record of the 12% Preferred Stock called for redemption at such holder’s address as it appears on the Corporation’s stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following: (i) the redemption date; (ii) the number of shares of 12% Preferred Stock to be redeemed; (iii) the redemption price of $15.00 per share plus any accrued but unpaid dividends; (iv) the place or places where certificates (if any) for the 12% Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and (vi) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of 12% Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of 12% Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of 12% Preferred Stock except as to the holder to whom notice was defective or not given.

(f) Holders of 12% Preferred Stock to be redeemed shall surrender the 12% Preferred Stock (if certificated) at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

(g) If notice of redemption of any shares of 12% Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the holders of the shares of 12% Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of 12% Preferred Stock, those shares of 12% Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(h) If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.

(i) If less than all of the outstanding 12% Preferred Stock is to be redeemed, the 12% Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

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(j) In connection with any redemption of the 12% Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of 12% Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the 12% Preferred Stock to be redeemed.

(k) Subject to applicable law, the Corporation may purchase shares of 12% Preferred Stock in the open market, by tender or by private agreement. Any shares of 12% Preferred Stock that the Corporation acquires may be retired and reclassified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

7. No Conversion Rights. The 12% Preferred Stock is not convertible into the Corporation’s common stock.

8. Voting Rights.

(a) Holders of the 12% Preferred Stock will not have any voting rights, except as e required by Nevada law. On each matter on which holders of 12% Preferred Stock are entitled to vote, each share of 12% Preferred Stock will be entitled to one vote.

(b) Except as expressly stated in this Section 8 or as may be required by applicable law, the 12% Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

9. No Preemptive Rights. The holders of the 12% Preferred Stock will not have any preemptive rights to purchase or subscribe for the Corporation’s common stock or any other security.

10. Record Holders. The Corporation and the transfer agent for the 12% Preferred Stock may deem and treat the record holder of any 12% Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

11. Anti-Dilution Rights. The Amended Articles provide that if the Corporation effects a stock dividend, a stock split, or a reverse split of the 12% Preferred Stock, the dividend and redemption rates will be proportionately adjusted.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed in its name and on its behalf oN this ___ day of ___2023.

PetVivo Holdings, Inc.

By:
John Lai
Chief Executive Officer and President

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PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

Units

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

The aggregate market value of our outstanding common stock held by non-affiliates is $13,922,194 based on 9,988,361 shares of outstanding common stock, of which 3,163,756 are held by affiliates, and a per share price of $2.04 based on the closing sale price of our common stock on May 2, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus

Our common stock and certain of our outstanding warrants are listed on the NASDAQ Capital Market under the symbols PETV and PETVW, respectively.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2022

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents, or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents, or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, the terms “the Company,” “PetVivo,” “we,” “us,” and “our” in this prospectus each refer to PetVivo Holdings, Inc., our subsidiaries and our consolidated entities.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

THE COMPANY

PetVivo is a veterinary biotech and biomedical device company headquartered in suburban Minneapolis, Minnesota that is primarily engaged in the business of commercializing and licensing products in the veterinary market to treat companion animals such as dogs and horses. Most of our technology was developed for human biomedical applications, and we intend to leverage the investments already expended in their development to commercialize treatments for pets in a capital and time-efficient way.

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Many of the Company’s products are derived from proprietary biomaterials that simulate a body’s cellular tissue by virtue of their reliance upon natural protein and carbohydrate compositions which incorporate such “tissue building blocks” as collagen, elastin and heparin. Since these are naturally-occurring in the body, we believe they have an enhanced biocompatibility with living tissues compared to synthetic biomaterials such as those based upon alpha-hydroxy polymers (PLA, PLGA, and the like) and other “natural” biomaterials that may lack the multiple proteins incorporated into our biomaterials. These proprietary protein-based biomaterials appear to mimic the body’s tissue thus allowing integration and tissue repair in long-term implantation in certain applications.

Our initial product, Kush®, which we rebranded as Spryng™ in the second quarter of our fiscal 2022, is a veterinary device designed to help reinforce articular cartilage tissue for the treatment and prevention of osteoarthritis and other joint related afflictions in companion animals. Spryng™ uses an intra-articular injection of non-dissolving, cartilage like patented particles that are slippery, wet-permeable, durable, and resilient to enhance the force cushioning function of the synovial fluid. The particles mimic natural cartilage in composition, structure, and hydration. Multiple joints can be treated simultaneously. Our particles are comprised of collagen, elastin and heparin, the same components found in natural cartilage. These particles show an effectiveness to augment the cartilage and enhance the functionality of the joint (e.g. provide cushion or shock-absorbing features to the joint and to provide joint lubricity).

Osteoarthritis, a common inflammatory joint disease in both dogs and horses, is a chronic, progressive, degenerative joint disease that is caused by a loss of synovial fluid and/or the deterioration of joint cartilage. Osteoarthritis affects approximately 14 million dogs and 1 million horses in the $11 billion companion animal veterinary care and product sales market.

Despite the market size, veterinary clinics and hospitals have very few treatments and/or drugs for use in treating osteoarthritis in dogs, horses, and other pets. As there is no cure for osteoarthritis, current solutions treat symptoms, but do not manage the cause. The current treatment for osteoarthritis in dogs generally consists of the use of nonsteroidal anti-inflammatory drugs (or “NSAIDs”) which are approved to alleviate pain and inflammation but present the potential for side effects relating to gastrointestinal, kidney and liver damage and do not halt or slow joint degeneration. The Company’s treatment using Spryng™, to our knowledge, has not elicited any adverse side effects in dogs. Remarkably, Spryng™-treated dogs have shown an increase in activity even after they no longer are receiving pain medication. Other treatments for osteoarthritis include steroid and/or hyaluronic acid injections, which are used for treating pain, inflammation and/or joint lubrication, but can be slow acting and/or short lasting.

We believe Spryng™ is an optimal solution to safely improve joint function in animals for several reasons:

●	Spryng™ addresses the underlying problem which relate to bones being too close and a lack of synovial fluid. Spryng™ provides a biocompatible lubricious cushion to the joint, which establishes a barrier between the bones, thereby protecting the remaining cartilage and bone.

●	Spryng™ is easily administered with the standard intra-articular injection technique. Multiple joints can be treated simultaneously.

●	Case studies indicate many canines have long-lasting multi-month improvement in lameness after having been treated with Spryng™.

●	After receiving a Spryng™ injection, many canines are able to discontinue the use of NSAID’s, eliminating the risk of negative side effects.

●	Spryng™ is an effective and economical solution for treating osteoarthritis. A single injection of Spryng™ is approximately $600 to $900 per joint and typically lasts for at least 12 months.

Historically, drug sales represent up to 30% of revenues at a typical veterinary practice (Veterinary Practice News). Revenues and margins at veterinary practices are being eroded because online, big-box and traditional pharmacies have recently started filling veterinary prescriptions. Veterinary practices are looking for ways to replace lost prescription revenues with safe and effective products. Spryng™ is veterinarian-administered and should expand practice revenues and margins. We believe that the increased revenues and margins provided by Spryng™ will accelerate its adoption rate and propel it forward as the standard of care for canine and equine lameness related to or due to synovial joint issues.

Spryng™ is classified as an animal device under the United States Food and Drug Administration (“FDA”) rules and pre-market approval is not required by the FDA. Spryng™ completed a safety and efficacy study in rabbits in 2007. Since that time, more than 100 horses and dogs have been successfully treated with Spryng™. We entered into a clinical trial services agreement with Colorado State University on November 5, 2020. We anticipate this study will be a 12-month study that will be primarily used to expand our distribution outlets since the large international and national distributors generally require a third-party university study prior to including a product in their catalog of products. We expect the clinical study to be completed in fiscal 2024.

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We commenced sales Spryng™ in Q2 of fiscal 2022 and plan to increase our commercialization efforts of Spryng™ and other products developed by us in the United States through the use of in-house marketing personnel who will oversee the efforts of independent distributors we engage on a regional or national basis. We plan to support our distributors with the use of social media and other methods to educate and inform key opinion leaders and decision makers at the top distributors and high prescriber veterinarians for companion animals of the availability and benefits of Spryng™.

We have established an ISO 7 certified clean room manufacturing facility located in our Minneapolis facility using a patented and scalable self-assembly production process, which reduces the infrastructure requirements and manufacturing risks to deliver a consistent, high-quality product while being responsive to volume requirements. While we are not currently manufacturing commercial quantities, we have built out an ISO 7 certified facility that will be able to handle projected production in units for at least the next five years.

In addition to Spryng™, we have engaged a strategic partner, Emerald Organic Products, Inc. (“Emerald”), through an exclusive license agreement, dated July 31, 2019, to allow Emerald to bring our mucoadhesive drug delivery technology to the human nutraceutical market for the delivery of various active nutraceuticals including cannabidiol (“CBD”), caffeine, and citicoline. Since such products tout up to a 10-times increase in bioavailability of active agents, we believe that we have an advantage over other delivery methods in the CBD and nutritional supplement markets. We have agreed that the license to Emerald will include use of PetVivo’s proprietary technology in the formulation, manufacture and sale of Emerald’s nutritional supplements including its hemp-based CBD wellness products.

We also have a pipeline which includes 17 therapeutic devices for both veterinary and human clinical applications. Some such devices may be regulated by the FDA or other equivalent regulatory agencies, including but not limited to the Center for Veterinary Medicine (“CVM”). We anticipate growing our product pipeline through the acquisition or in-licensing of additional proprietary products from human medical device companies specifically for use in pets. In addition to commercializing our own products in strategic market sectors and in view of the Company’s vast proprietary product pipeline, the Company may establish strategic out-licensing partnerships to provide secondary revenues.

Risks Related to Our Business

Our business, and our ability to execute our business strategy, is subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others, the following:

●	We have a limited operating history, have not yet generated any material revenues, expect to continue to incur significant research and development and other expenses, and may never become profitable.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

●	We have never generated any material revenue from operations and may need to raise additional capital to achieve our goals.

●	We are substantially dependent on the success of our lead product, Spryng™, and cannot be certain that this product will be successfully commercialized by us.

●	We have a limited marketing and sales organization, and if our current marketing and sales personnel are insufficient or inadequate, we may not be able to sell our products in the quantities needed to become commercially successful.

●	Our business will depend significantly on the sufficiency and effectiveness of our marketing and product promotional programs and incentives.

●	Our lead product, Spryng™, will face significant competition in our industry, and our failure to compete effectively may prevent us from achieving any significant market penetration.

Corporate History and Structure

We were incorporated as Pharmascan Corp. in the State of Nevada on March 31, 2009. On September 21, 2010, we filed a Certificate of Amendment to our Articles of Incorporation and changed our name to Technologies Scan Corp. On April 1, 2014, we filed a Certificate of Amendment to our Articles of Incorporation and changed our name to PetVivo Holdings, Inc. On March 11, 2014, our Board of Directors authorized the execution of a securities exchange agreement dated March 11, 2014 (the “Securities Exchange Agreement”) with PetVivo Inc., a Minnesota corporation. PetVivo was founded in 2013 by John Lai and John Dolan and engaged in the business of acquiring, in-licensing, and adapting human biomedical technology and products for commercial sale in the veterinary market.

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In accordance with the terms and provisions of the Securities Exchange Agreement, we acquired all of the issued and outstanding shares of stock of PetVivo and it became our wholly-owned subsidiary. John Lai and John Dolan were controlling shareholders of PetVivo Holdings, Inc at the time of the securities exchange. In August of 2013, in exchange for 326,250 shares of the Company’s common stock, PetVivo entered into an exclusive worldwide license for the commercialization of a patented biomaterials technology for the veterinary treatment of animals having orthopedic joint afflictions (“Technology”). The Technology was developed by Gel-Del Technologies Inc., a Minnesota corporation (“Gel-Del”). Gel-Del was a biomaterials development and manufacturing company focused on human and companion animal applications of its biomaterials technology; our initial product, Spryng™, is derived from the licensed Technology.

Thereafter, a wholly-owned subsidiary of ours (which was incorporated in Minnesota expressly for this transaction) completed a triangular merger (the “Merger”) with Gel-Del. Pursuant to the Merger, Gel-Del was the surviving entity and concurrently became our wholly-owned subsidiary, resulting in our obtaining full ownership of Gel-Del. Our primary reason to effect the Merger was to obtain 100% ownership and control of Gel-Del and its patented bioscience technology, including ownership of Cosmeta, a subsidiary of Gel-Del. The effective date for the Merger was April 10, 2017 when the Merger was filed officially with the Secretary of State of Minnesota.

Our principal executive office is located at 5251 Edina Industrial Blvd., Minneapolis, MN 55439 and our telephone number is (952) 405-6216. Our website is www.petvivo.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our design logo and our other registered and common law trade names, trademarks and service marks are the property of PetVivo, Inc.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended March 31, 2021 (“2021 Form 10-K”) and quarterly reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

EXECUTIVE COMPENSATION

The Company qualifies as a “smaller reporting company” under rules adopted by the SEC. Accordingly, the Company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.

Our named executive officers (“Named Executive Officers” or “NEO’s”) for fiscal year ended March 31, 2022 (“fiscal 2022”) were as follows:

John Lai, our Chief Executive Officer and President;

Robert Folkes, our Chief Financial Officer; and

Randall Meyer, our Chief Operating Officer.

Certain information regarding the compensation of our Named Executive Officer for our fiscal years ended March 31, 2021 (“fiscal 2021”) and March 31, 2022 (“fiscal 2022”) is provided on the following pages.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to or earned by our Named Executive Officers for fiscal 2021 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
John Lai	2022	202,083	20,000	481,500	—		$709,743
CEO and President	2021	91,668	0	148,602	—	$6,160	$240,270

Robert J. Folkes Chief Financial Officer(4)	2022	211,250	100,000	173,340	—	$3,348	$487,938

Randall Meyer Chief Operating Officer(5)	2022	128,333	30,000	208,650	—		$366,983

(1)	Amounts reported represent discretionary bonus payments on amounts earned in fiscal 2022, which will be paid after the Company files its Annual Report on 10-K for fiscal 2022 with the SEC.

(2)	Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock awards (based on the closing price of our common stock on the grant date) and stock option awards. Information regarding the valuation assumptions used in the calculations are included in “Note 15 – Common Stock and Warrants” of our audited consolidated financial statements included in our 2021 Form 10-K.

(3)	Represents the payment of health insurance premiums by the Company for Mr. Lai and Mr. Folkes.

(4)	Mr. Folkes was appointed to serve as the Company’s Chief Financial Officer on April 14, 2021.

(5)	Mr. Meyer was appointed to serve as the Company’s Chief Operating Officer on September 10, 2021.

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Narrative Disclosure to the Summary Compensation table

The following is a discussion of certain terms that we believe are necessary to understand the information disclosed in the Summary Compensation Table.

Base Salaries

The Company’s Named Executive Officers receive a base salary for services rendered to the Company, which is set forth in their respective employment agreements. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. From April 1, 2020, through September 8, 2021, Mr. Lai received a base salary of $100,000 which was increased to $275,000, effective as of September 1, 2022. Mr. Folkes joined the Company on April 14, 2021, and his initial salary was $190,000 per year, which was increased to $240,000 per year effective as of September 1, 2022. Mr. Meyer joined the Company, as its Chief Operating Officer, on September 1, 2021 and his base salary is $220,000 per year.

Bonuses

In November 2021, the Company established a bonus plan for its executives and employees, with a performance target based on total revenues. If the Company achieved the performance target, each employee would receive a bonus equal to a certain percentage of his or her salary. The Company realized that the performance target would not be achieved because the Company’s ability to sell its lead product, Spryng™, was limited because it did not have canine and equine studies which distributors and other vendors needed to review before purchasing the Company’s products. The Compensation Committee determined that the performance target was unrealistic and not an appropriate target for the Company at this time. The Compensation Committee believed that the executives and other employees had done exceptional work in transitioning the Company from being a start-up company to a revenue-producing company. As such, the Compensation Committee awarded discretionary bonuses to the executives and other employees. The Compensation Committee awarded discretionary bonuses to Mr. Lai, Mr. Folkes, and Mr. Meyers for their services in fiscal 2022 in the amounts of $20,000, $100,000, and $30,000, respectively. The Company will not make these bonus payments to the Named Executive Officers until its files its 10-K for its fiscal year ended March 31, 2022.

Equity Compensation

Our Compensation Committee administers our 2020 Equity Incentive Plan (the “Equity Incentive Plan”) and approves the amount of, and terms applicable to, grants of stock options, restricted stock units, and other types of equity awards to employees, including the Named Executive Officers. The Equity Incentive Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units (“RSU’s), and stock bonus awards (all such types of awards, collectively, “equity awards”), although incentive stock options may only be granted to employees.

On April 14, 2021, the Company granted 54,000 RSU’s to Mr. Folkes pursuant to the terms of his employment agreement. These RSU’s vest over a three year period, with 10,000 RSU’s vesting on January 1, 2022, 10,000 vesting on January 1, 2023, and 14,000 vesting on January 1, 2024. Furthermore, these RSU grants are subject to Mr. Folkes remaining employed at the Company.

On September 9, 2021, the Compensation Committee granted RSU’s to our Named Executive Officers for their exceptional performance in assisting the Company in closing its public offering in which it raised $11.2 million in gross proceeds and listed its common stock and warrants on the NASDAQ Capital Market. The Named Executive Officers received the following RSU grants (“November 2021 RSU Grants”): Mr. Lai – 150,000 RSU’s, Mr. Folkes – 54,000 RSU’s, and Mr. Meyer – 65,000 RSU’s. These RSU’s vest in three installments, with 1/3 vesting on March 31, 2022, 1/3 vesting on March 31, 2023, and 1/3 vesting on March 31, 2024, based upon continued employment with the Company.

For the grant date fair values of the options and RSU’s, please see the Summary Compensation Table above.

Perquisites

We offer health insurance to our Named Executive Officers on the same basis that these benefits are offered to our other eligible employees. We offer a 401(k) plan to all eligible employees. The Company also provides other benefits to its Named Executive Officers on the same basis as provided to all of its employees, including vacation and paid holidays.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2022

The following table sets forth for each Named Executive Officer, information regarding outstanding equity awards as of March 31, 2022. The option awards and per share amounts for all periods reflect our 1-for-4 reverse stock split, which was effective November 20, 2020. Market value is based on the closing stock price of $2.04 on March 31, 2022.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)

John Lai	75,000	(1)	60,000	(1)	2.24	10/31/2024	100,000	(2)	$204,000
	19,847		—		1.95	12/31/2024	—		—
	24,253		—		1.27	3/31/2025	—		—
	7,441		—		1.60	6/30/2025	—		—

Robert J. Folkes	—		—		—	—	60,000	(3)	$122,400
	—		—		—	—	—		—

Randall Meyer	10,547		—		1.20	1/15/2029	43,333	(4)	$88,399
	1,213		—		1.95	12/31/2024	—		—
	1,104		—		1.27	3/31/2025	—		—
	559		—		1.60	6/30/2025	—		—
	—		—		—	—	—		—

(1)	Mr. Lai was granted a warrant to purchase up to 135,000 shares of our common stock at an exercise price of $2.24 per share pursuant to his employment agreement. The warrants have a five-year term and 90,000 warrants vest quarterly over a three-year term and 45,000 warrants vest based on certain performance conditions; 22,500 of which have expired and 22,500 of which vest if the Company completes a successful listing on the Exchange and sustains a stock price of at least $16.00 for the thirty consecutive days of trading.

(2)	Comprised of 100,000 unvested shares underlying an RSU award granted on September 9, 2021, which will vest in equal installments on March 31, 2023, and March 31, 2024, subject to the executive’s continued employment with the Company. The RSU’s will vest automatically if there is a Change of Control (as defined in our Equity Incentive Plan).

(3)	Comprised of 24,000 unvested shares underlying an RSU award granted on April 14, 2021, with 10,000 shares vesting on January 1, 2023, and 14,000 shares vesting on January 1, 2024, and 36,000 unvested shares underlying an RSU award granted on September 9, 2021, which will vest in equal installments on March 31, 2023, and March 31, 2024, with both RSU awards subject to the executive’s continued employment with the Company. The RSU’s will vest automatically if there is a change of control (as defined in our Equity Incentive Plan.)

(4)	Comprised of 43,333 unvested shares underlying an RSU award granted on September 9, 2021, which will vest in equal installments on March 31, 2023, and March 31, 2024, subject to the executive’s continued employment with the Company. The RSU’s will vest automatically if there is a Change of Control ( as defined in our Equity Incentive Plan).

Executive Employment Agreements

Prior Employment Agreements

The Company entered into an employment agreement (“2019 Agreement”) with John Lai on October 1, 2019, to serve as the Company’s Chief Executive Officer for a term of 3 years. Mr. Lai’s annual base salary was a minimum of $100,000 or such higher amount, as determined by the Board. Mr. Lai could be terminated for Cause or without cause upon ten (10) days advance written notice. Mr. Lai was eligible to receive discretionary bonuses, as determined by the Board, and eligible for all employee benefits provided to executives of similar tenure. His 2019 Agreement contained customary confidentiality and non-competition provisions which survived for a period of one year after his employment with the Company was terminated. As discussed below, Mr. Lai’s 2019 Agreement was replaced with a new employment agreement on November 10, 2021.

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The Company entered into an employment agreement (“April 2021 Agreement”) with Robert Folkes on April 14, 2021, to serve as the Company’s Chief Financial Officer. The employment agreement was for a term of approximately two years and nine months and terminated on January 31, 2024. Mr. Folkes’ annual base salary was $190,000 per year and he was eligible to receive a bonus of up to 50% of his base salary based upon the achievement of performance goals developed by the Compensation Committee. He could be terminated for cause or without cause upon ten (10) days advance written notice. His employment agreement contained customary confidentiality and non-competition provisions which survived for a period of one year after his employment with the Company was terminated. As discussed below, Mr. Folkes April 2021 Agreement was replaced with a new employment agreement on November 10, 2021

Current Employment Agreements

Effective as of November 10, 2021, the Company entered into new employment agreements with Mr. Lai, which replaced his 2019 Agreement, and Mr. Folkes which replaced his April 2021 Agreement. In addition, the Company entered into a new employment agreement with Randall Meyer to serve as the Company’s Chief Operating Officer effective as of November 10, 2021. With the exception of salary and severance payments, the employment agreements are substantially similar.

All of these employment agreements expire on September 30, 2024. Messrs. Lai, Folkes, and Meyer each have annual base salaries of $275,000, $240,000 and $220,000, respectively, subject to potential increase or decrease from time to time as determined by the Compensation Committee of the Board of Directors. The employment agreements also provide for a target annual bonus as determined by the Compensation Committee. In addition to an annual salary and bonus, the employment agreements provide that the executive officers are entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health, and disability insurance plans and any other employee benefit plans.

The employment agreements provide for termination of the executive officers at any time by the Company for Cause (as defined in the employment agreements) or without Cause. If an executive officer is terminated for Cause, he will receive his salary through the termination date and reimbursement of any unpaid expenses and accrued but unused vacation/paid time off (“Accrued Obligations”). If the executive officer’s employment is terminated by the Company without Cause, subject to the execution of a release of any and all claims or potential claims against the Company, the executive officer will be entitled to receive a severance payment, his accrued but unpaid bonus, if any, and any Accrued Obligations owed through the termination date, in a lump sum payment within 10 days after the termination date. Mr. Folkes will receive a severance payment equal to 6 months of his base salary. Mr. Lai and Mr. Meyer will each receive a severance payment equal to 1 month’s base salary. If the executive’s employment is terminated as a result of his death or disability, he or his estate will receive his compensation through the date of termination, his accrued and unpaid bonus, if any, and Accrued Obligations through the date of termination.

Each executive officer is required to agree to non-competition, non-solicitation, and confidentiality obligations. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the new employment agreements and for 12 months following the executive officer’s termination.

Potential Payments on Change in Control or Termination without Cause under November RSU Grants

The employment agreements for Mr. Lai, Mr. Folkes, and Mr. Meyer do not contain any provisions providing for the acceleration of any salary or bonus payments if there is a change in control. The RSU Grants awarded to Mr. Lai, Mr. Folkes, and Mr. Meyer on September 9, 2021, and to Mr. Folkes on April 14, 2021 pursuant to our Equity Incentive Plan contain provisions that provide for accelerated vesting of the RSU’s if there is a change of control of the Company (as such term is defined in the Equity Incentive Plan). In addition, if Mr. Lai, Mr. Folkes, or Mr. Meyer is terminated without cause, any RSU’s that would have vested on or before the first anniversary of such termination had the executive remained employed shall be accelerated and deemed to have vested as of the termination date. Any time-based Restricted Shares that have not vested as described above may not be transferred and will be forfeited on the date the Named Executive Officer’s employment with the Company terminates.

Director Compensation

Directors who are not employees of the Company are paid director’s fees, in cash, stock, or a combination thereof. In fiscal 2022, we did not pay any cash compensation to our non-employee directors. All compensation was paid with stock and RSU’s, which ½ of the compensation paid with stock on October 1, 2021, the date of grant, and the remaining RSU’s vesting six months from the date of grant. In fiscal 2022, our non-employee directors received the following compensation for their services: each non-employee director received an annual retainer of $40,000; the Chairman received an additional $10,000; each non-employee director serving as a chair of a standing committee received an additional $5,000 and each non-employee director who served on two or more committee received an additional $2,500 per year.

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The following table provides information on compensation paid to our non-employee directors for their services as members of our board of directors during our fiscal year ended March 31, 2022:

Name of Director	Fees paid in cash ($)	Stock awards ($)(1)	Warrant awards ($)(2)	All other compensation ($)		Total ($)
Gregory Cash	$—	$51,999	$—	$130,000	(3)	$181,999
David Deming	$—	$39,901	$—	$120,901	(3)	$120,901
Joseph Jasper	$—	$22,499	$—	$—		$22,499
Scott M. Johnson	$—	$38,899	$—	$—		$38,899
James Martin	$—	$22,499	$—	$—		$22,499
Dr. David Masters(4)	$—	$19,999	$—	$77,218	(3)	$97,217
Robert Rudelius	$—	$22,499	$—	$—		$22,499

(1)	The value in this column reflects the aggregate grant date fair value of the stock award as computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in “Note 15 – Common Stock and Warrants” to our audited consolidated financial statements included in our 2021 Form 10-K.

(2)	The value in this column reflects the aggregate grant date fair value of the warrants as computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in “Note 15 – Common Stock and Warrants” to our audited consolidated financial statements included in our 2021 Form 10-K. As of March 31, 2022, the aggregate number of outstanding warrants held by Mr. Cash was 27,099; for Mr. Deming was 57,354; for Mr. Jasper was 48,225; for Mr. Johnson was 25,376, for Mr. Martin was 22,500 and for Mr. Rudelius was 44,135.

(3)	Represents consulting fees paid to these directors.

(4)	Mr. Masters was no longer a member of the Board effective as of March 5, 2022.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our Articles of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws, and applicable provisions of the Nevada Revised Statutes or the NRS.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC.

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

DESCRIPTION OF COMMON STOCK

As of May 4, 2022, there were 9,988,361 shares of our common stock issued outstanding held by approximately 212 stockholders of record.

General

The following summary of certain provisions of our common stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended and our bylaws, as amended to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law, including Chapters 78 and 92A of the Nevada Revised Statutes (the “NRS”), as applicable to corporations.

Voting, Dividend, and Other Rights. Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, pre-emptive, subscription, or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our board of directors’ determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

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Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting. The holders of one-third of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Most amendments to our articles of incorporation require the vote of the holders of a majority of all outstanding voting shares.

All issued and outstanding shares of common stock are fully paid and nonassessable. Shares of our common stock that may be offered, from time to time, under this prospectus will be fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer. Equity Stock Transfer’s address is 237 W. 37th Street, Suite 601, New York, NY 10018 and its telephone number is (212) 575-5757.

Stock Exchange Listing

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “PETV.”

DESCRIPTION OF PREFERRED STOCK

As of May 4, 2022, no shares of preferred stock had been issued or were outstanding.

The following summary of certain provisions of our preferred stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our amended and restated articles of incorporation and our amended and restated bylaws, to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law, including Chapters 78 and 92A of the NRS as applicable to corporations.

General

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

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●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale, or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

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●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

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●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights, or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Outstanding Warrants

As of May 4, 2022, we had outstanding warrants that were exercisable to purchase an aggregate of 3,754,484 shares of common stock at a weighted average exercise price of $4.95 per share that expire between September 2022 and January 2029.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures, and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

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General

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we may determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents, or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

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Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer, or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers, or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be affected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters, and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Fox Rothschild LLP, Minneapolis, MN.

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EXPERTS

Our consolidated financial statements as of March 31, 2021 and 2020 and for the years then ended, have been audited by Assurance Dimensions Inc., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended March 31, 2021 filed with the SEC on June 29, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 16, 2021;

●	our Quarterly Report on Form 10-Q-A for the quarter ended June 30, 2021 filed with the SEC on August 18, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 15, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 filed with the SEC on February 10, 2022;

●	our Current Reports on Form 8-K, filed with the SEC on July 12, 2021, August 16, 2021, September 14, 2021, November 10, 2021, November 15, 2021, January 3, 2022, February 10, 2022, March 8, 2022, and May 9, 2022 (other than portions of those documents furnished or not otherwise deemed to be filed); and

●	the description of our common stock contained in the registration statement on Form 8-A, dated August 5, 2021, File No. 001-40715, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

(952) 405-6216

Attn: John Dolan, Secretary

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

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Up to 240,000 Units

PetVivo Holdings, Inc.

PROSPECTUS SUPPLEMENT

May 26, 2023